                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                --------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 1998

                     EASTERN ENVIRONMENTAL SERVICES, INC.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Delaware                    0-16102                  59-2840783
----------------------------      -------------          -----------------
(State or other jurisdiction     (Commission            (IRS Employer
      of incorporation)           File Number)           Identification No.)

    1000 Crawford Place
    Mt. Laurel, New Jersey                                     08054
----------------------------                             -----------------
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (609) 235-6009
                                                   ---------------

                                Not Applicable
             ----------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.  Other Events.
         -------------

On May 1, 1998, the Board of Directors of Eastern Environmental Services, Inc. (the "Company") unanimously approved an amendment to the Company's Bylaws increasing the size of the Board of Directors from three to five directors. To fill the two vacancies on the Board of Directors created by the amendment to the Company's Bylaws, the Board of Directors elected Matthew J. Paolino and Constantine N. Papadakis, PhD, to serve on the Board of Directors until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified.

Matthew J. Paolino has served as Vice President of Risk Management, Asset Management and Special Waste Divisions of the Company since 1996. From 1993 to 1996, Mr. Paolino served as Vice President and General Manager - Soil Remediation Division of USA Waste Services, Inc., which was acquired by the Company in August 1997. Mr. Paolino received a B.S. degree in Civil Engineering from Villanova University in 1986 and a J.D. degree from The Widener School of Law in 1994. Mr. Paolino is the brother of Louis D. Paolino, Jr., the chairman of the Board of Directors, President and Chief Executive Officer of the Company.

Constantine N. Papadakis has served as the President of Drexel University since 1995. From 1986 to 1995, Dr. Papadakis served as the Dean of College of Engineering, Geier Professor of Engineering Education and Professor of Civil Engineering at the University of Cincinnati. Dr. Papadakis is a director of Fidelity Federal Bank, the Philadelphia Stock Exchange and Corcell, Inc.

                             *         *        *

On May 1, 1998, Kenneth Chuan-kai Leung, currently a director of the Company, notified the Company that he will resign from the Board of Directors on July 1, 1998.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            EASTERN ENVIRONMENTAL SERVICES, INC.


Date: May 8, 1998                           By: /s/ Gregory M. Krzemien
                                               ------------------------------
                                               Gregory M. Krzemien,
                                               Chief Financial Officer